Exhibit 5

Advocaten Notarissen Belastingadviseurs
To QIAGEN N.V. (the "Issuer") Hulsterweg 82 5912 PL Venlo	Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

Date 5 May 2017	M. van Olffen
Our ref. M27566350/2/74671316	Notaris

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission of
7,600,000 ordinary shares in the capital of the Issuer

1	Introduction
I act as Dutch legal adviser (notaris) to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in Annex 1 (Definitions).

2	Dutch Law
This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	Scope of Inquiry
For the purpose of this opinion, I have examined, and relied upon the accuracy of the factual statements in, the following documents:

3.1    A copy of:

(a)	the 2014 Stock Plan; and

(b)	the Registration Statement.

3.2    A copy of:

(a)	the Issuer's deed of incorporation and its articles of association, as provided to me by the Chamber of Commerce (Kamer van Koophandel); and

(b)	the Trade Register Extract.

3.3    A copy of:

(a)    the Board Certificate; and

(b)    each Corporate Resolution.

In addition, I have examined such documents, and performed such other investigations, as I considered necessary for the purpose of this opinion. My examination has been limited to the text of the documents.
4    Assumptions
For the purpose of this opinion, I have made the following assumptions:

4.1

(a)	Each copy document conforms to the original and each original is genuine and complete.

(b)	Each signature is the genuine signature of the individual concerned.

(c)	The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

4.2

(a)	In respect of New Shares:

(i)	The issue by the Issuer of the Registration Shares (or of any rights to acquire Registration Shares) will have been validly authorised; and

(ii)	any pre-emption rights in respect of the issue of the Registration Shares (or of any rights to acquire Registration Shares) will have been observed or validly excluded;

all in accordance with the Issuer's articles of association at the time of authorisation or of observance or exclusion.

(b)	The Issuer's authorised share capital at the time of issue of any New Share, (or any rights to acquire New Shares) will be sufficient to allow for the issue.

(c)	The Registration Shares (and any rights to acquire Registration Shares) will have been:

(i)    issued or delivered in the form and manner prescribed by the articles of association at the time of issue or transfer; and

(ii)    otherwise offered, issued or delivered and accepted by their subscribers in accordance with the 2014 Stock Plan, and all applicable laws (including, for the avoidance of doubt, Dutch law).

(d)    The nominal amount of the Registration Shares and any agreed share premium will have been validly paid.

5    Opinion

Based on the documents and investigations referred to and the assumptions made in paragraphs 3 and 4, I am of the following opinion:

5.1	When issued or delivered, the Registration Shares will have been validly issued or delivered and will be fully paid and nonassessable[1].

6    Reliance

6.1
This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

6.2
Each person relying on this opinion agrees, in so relying, that only De Brauw shall have any liability in connection with this opinion, that the agreement in this paragraph 6.2 and all liability and other matters relating to this opinion shall be governed exclusively by Dutch law and that the Dutch courts shall have exclusive jurisdiction to settle any dispute relating to this opinion.

6.3    The Issuer may:

(a)	file this opinion as an exhibit to the Registration Statement; and

(b)	refer to De Brauw giving this opinion in the Exhibit Index included in the Registration Statement.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully, De Brauw Blackstone Westbroek N.V.
/s/ Martin van Olffen
Martin van Olffen

1In this opinion, "nonassessable" - which term has no equivalent in Dutch - means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

Annex 1 - Definitions
In this opinion:

"Administrator" means the Administrator as defined in the 2014 Stock Plan.

"Board Certificate" means the certificate dated the date of this opinion attached to this opinion as Annex 2.

"Corporate Resolution" means each of:

(a)
a written resolution of the Issuer's supervisory board (raad van commissarissen) dated 5 May 2014 and the resolution set out under 15 in the minutes of the Issuer's general meeting held on 25 June 2014, together establishing the QIAGEN N.V. 2014 Stock Plan, (the "2014 Stock Plan") and permitting the issue of a maximum of 9,090,000 ordinary shares (gewone aandelen), with a nominal value of EUR 0,01 each, in the Issuer's capital under that plan;

(b)	a written resolution of the Company's supervisory board (raad van commissarissen) dated 31 January 2017 to designate the compensation committee of the Issuer's supervisory board as the Administrator;

(c)
a written resolution of the Administrator to determine that the consolidation of shares as part of the synthetic share repurchase implemented on 24 January 2017 has not had any effect to the maximum number of 9,090,000 shares issuable under the 2014 Stock Plan; and

(d)
a written joint resolution of the compensation committee (in its capacity as Administrator) and the Issuer's supervisory board dated 27 April 2017 to permit the issue of an additional 7,600,000 ordinary shares, with a nominal value of EUR 0,01 each, under the 2014 Stock Plan.

"De Brauw" means De Brauw Blackstone Westbroek N.V.

"Dutch law" means the law directly applicable in the Netherlands.

"Existing shares" means the existing ordinary shares (gewone aandelen), with a nominal value of EUR 0.01 each, in the Issuer's capital that may be issued by the Issuer pursuant to the terms of the 2014 Stock Plan.

"Issuer" means QIAGEN N.V., with seat in Venlo, Trade Register number 12036979.

"New shares" means the ordinary shares (gewone aandelen), with a nominal value of EUR 0.01 each, in the Issuer's capital that may be issued by the Issuer pursuant to the terms of the 2014 Stock Plan.

"Registration" means the registration of the Registration Shares with the SEC under the Securities Act.

"Registration Shares" means up to 7,600,000 additional ordinary shares (gewone aandelen), nominal value EUR 0.01 each, in the capital of the Issuer deliverable in the form of Existing Shares or issuable in the form of New Shares by the Issuer under the 2014 Stock Plan pursuant to the corporate resolution referred to in paragraph (d) of the definition of "Corporate Resolution" .

"Registration Statement" means the registration statement on form S-8 dated 5 May 2017 in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).

"SEC" means the U.S. Securities and Exchange Commission.

"Securities Act" means the U.S. Securities Act of 1933, as amended.

"2014 Stock Plan" is defined in the definition of "Corporate Resolution".

"the Netherlands" means the part of the Kingdom of the Netherlands located in Europe.

"Trade Register Extract" means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce and dated 5 May 2017.

Annex 2 - Board Certificate

BOARD CERTIFICATE
FROM THE MANAGEMENT BOARD OF QIAGEN N.V.
THE UNDERSIGNED:

1.	Roland Sackers; and

2.	Peer Michael Schatz,
acting in their capacity as managing directors of QIAGEN N.V., a limited liability company with seat in Venlo and having its address at Hulsterweg 82, 5912 PL Venlo, the Netherlands, and registered with the Trade Register under number 12036979 (the "Issuer"),

BACKGROUND:

(a)	The Issuer intends to seek the Registration with the SEC of the Registration Shares.

(b)
In connection with the Registration, on the date of this Board Certificate, De Brauw Blackstone Westbroek N.V. intends to issue a legal opinion in the form attached to this certificate (the "Legal Opinion").

(c)	This Board Certificate is the "Board Certificate" as defined in the Legal Opinion.

(d)	The undersigned make the certifications in this Board Certificate after due and careful consideration and after having made all necessary enquiries.

1	Construction

1.1	Terms defined in the Legal Opinion have the same meaning in this Board Certificate.

1.2	In this Board Certificate "including" means "including without limitation".

2	CERTIFICATION:
Each undersigned certifies the following.

2.1	Authenticity

(a)	As at the date of this Board Certificate all information regarding the Issuer registered or on file with the Dutch Trade Register is correct, complete and up to date.

(b)
The aggregate number of ordinary shares (gewone aandelen), nominal value EUR 0.01, issuable under the 2014 Stock Plan amounts to 16,690,000 (being 9,090,000 plus 7,600,000 being the maximum number of Registration Shares).

2.2	Solvency
The Issuer is not subject to any bankruptcy proceedings, suspension of payments, emergency measures, other insolvency proceedings as defined in Article 2(a) of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings or other laws relating to or affecting the rights of creditors.

2.3	General
No undersigned is aware of:

(a)
any claim (whether actual or threatened and including any claim, litigation, arbitration or administrative or regulatory proceedings) to the contrary of the certifications in this Board Certificate; or

(b)	any fact or circumstance which he understands or suspects has or might have any impact on the correctness of the Legal Opinion and which has not been disclosed to De Brauw in writing.

3	RELIANCE
De Brauw may rely on this Board Certificate (without personal liability for the undersigned).

4	IN EVIDENCE WHEREOF:

this Board Certificate was signed in the manner set out below.

	/s/ Roland Sackers	May 5, 2017
Name:	Mr. Roland Sackers

	/s/ Peer Michael Schatz	May 5, 2017
Name:	Mr. Peer Michael Schatz